Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF
$102 MILLION FOR THE FIRST QUARTER OF 2016

NEW YORK, May 2, 2016—Loews Corporation (NYSE:L) today reported net income for the three months ended March 31, 2016 of $102 million, or $0.30 per share, compared to $109 million, or $0.29 per share, in the prior year period.

Net income declined by $7 million as compared to the prior year due to lower earnings at CNA Financial Corporation and reduced results from the parent company investment portfolio, partially offset by higher earnings at Diamond Offshore Drilling, Inc. because of the absence this quarter of an asset impairment charge. Higher earnings at Boardwalk Pipeline Partners, LP also served as a partial offset. The increase in net income per share is due to treasury share purchases over the past year.

Book value per share excluding accumulated other comprehensive income (AOCI) increased to $52.98 at March 31, 2016 from $52.72 at December 31, 2015.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2016	2015

Income before net investment gains (losses)	$119	$101
Net investment gains (losses)	(17)	8
Net income attributable to Loews Corporation	$102	$109

Net income per share	$0.30	$0.29

	March 31, 2016	December 31, 2015

Book value per share	$52.60	$51.67
Book value per share excluding AOCI	52.98	52.72

CNA’s earnings decreased due to a $74 million (after tax and noncontrolling interests) charge related to the 2010 retroactive reinsurance agreement to cede its legacy asbestos and environmental pollution liabilities (Loss Portfolio Transfer, or LPT). Under retroactive reinsurance accounting, amounts ceded through the LPT in excess of the consideration paid result in a deferred benefit that is recognized in income in proportion to paid recoveries over future periods. CNA’s earnings were also impacted by a decline in net investment income driven by limited partnership investment results, as well as realized investment losses in 2016 as compared to gains in 2015. These investment-related declines, which totaled $99 million (after tax and noncontrolling interests), were partially offset by improved property & casualty underwriting results and improved results in the Life & Group segment.

Diamond Offshore’s prior year earnings reflected a $158 million (after tax and noncontrolling interests) asset impairment charge. Year-over-year earnings also benefited from revenue earned by newbuild drillships, demobilization fees, lower operating costs, lower depreciation expense resulting mainly from the asset impairment charges taken in 2015, and a lower effective tax rate. These favorable items were largely offset by a substantial reduction in the number of operating rigs.

Boardwalk Pipeline’s earnings increased as new rates took effect following the Gulf South rate case. Additionally, the Evangeline pipeline, which was placed into service in mid-2015, and new growth projects contributed to earnings.

SHARE REPURCHASES

At March 31, 2016, there were 339.0 million shares of Loews common stock outstanding. During the first quarter of 2016, the Company repurchased 0.9 million shares of its common stock at an aggregate cost of $33 million. The Company also purchased 0.3 million shares of CNA common stock at an aggregate cost of $8 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 85830677. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available at www.cna.com. Those interested in participating in the question and answer session should dial (888) 515-2880, or for international callers, (719) 325-2370.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. ET. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (855) 793-3255 or for international callers, (631) 485-4925. The conference ID number is 85747324.

A conference call to discuss the first quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. ET. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (800) 247-9979, or for international callers, (973) 321-1100. The conference ID number is 89517726.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and one wholly owned subsidiary, Loews Hotels & Resorts. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	Three Months Ended March 31,
(In millions)	2016	2015
Revenues:
CNA Financial	$2,231	$2,342
Diamond Offshore	471	627
Boardwalk Pipeline	347	330
Loews Hotels	163	139
Investment income (loss) and other	(11)	30
	3,201	3,468
Investment gains (losses) – CNA Financial	(28)	10
Total	$3,173	$3,478

Income (Loss) Before Income Tax:
CNA Financial (a)	$86	$304
Diamond Offshore (b)	83	(287)
Boardwalk Pipeline	99	77
Loews Hotels	9	10
Investment income (loss), net	(13)	29
Other (c)	(41)	(38)
	223	95
Investment gains (losses) – CNA Financial	(28)	10
Total	$195	$105

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$77	$202
Diamond Offshore (b)	43	(126)
Boardwalk Pipeline	31	25
Loews Hotels	3	5
Investment income (loss), net	(8)	19
Other (c)	(27)	(24)
	119	101
Investment gains (losses) – CNA Financial	(17)	8
Net income attributable to Loews Corporation	$102	$109

(a)
Includes a charge of $127 million ($74 million after tax and noncontrolling interests) for the three months ended March 31, 2016 related to retroactive reinsurance accounting for the Loss Portfolio Transfer.

(b)
Includes an asset impairment charge of $359 million ($158 million after tax and noncontrolling interests) for the three months ended March 31, 2015 related to the carrying value of eight drilling rigs.

(c)	Consists primarily of corporate interest expense and other unallocated expenses.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2016	2015
Revenues:
Insurance premiums	$1,699	$1,687
Net investment income	422	588
Investment gains (losses)	(28)	10
Contract drilling revenues	444	600
Other revenues	636	593
Total	3,173	3,478

Expenses:
Insurance claims & policyholders’ benefits (a)	1,408	1,339
Contract drilling expenses	213	351
Other operating expenses (b)	1,357	1,683
Total	2,978	3,373

Income before income tax	195	105
Income tax (expense) benefit	4	(56)
Net income	199	49
Amounts attributable to noncontrolling interests	(97)	60
Net income attributable to Loews Corporation	$102	$109

Diluted income per share attributable to Loews Corporation	$0.30	$0.29

Weighted average diluted number of shares	339.25	373.19

(a)
Includes a charge of $127 million ($74 million after tax and noncontrolling interests) for the three months ended March 31, 2016 related to retroactive reinsurance accounting for the Loss Portfolio Transfer.

(b)
Includes an asset impairment charge of $359 million ($158 million after tax and noncontrolling interests) for the three months ended March 31, 2015 related to the carrying value of eight drilling rigs.